UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

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DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53680	20-8380461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

 (Address of principal executive offices) (Zip Code)

(888) 404-7770

Registrant’s telephone number, including area code

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 5, 2015, Dr. Keith Markey resigned as director of DS Healthcare Group, Inc. (the “Company”). Dr. Markey has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Markey was a member of our audit committee, compensation committee and nominating committee.

Effective May 8, 2015, the board of directors of the Company appointed Karl Sweis to fill the recently created vacancy on the Company’s board of directors. Mr. Sweis has been appointed to serve as the Company’s Compensation Committee chairman and shall also serve on the Company’s audit committee and nominating committee.

The Company has agreed to issue Mr. Sweis up to 5,000 shares of restricted common stock for serving on the board of directors. Such shares shall vest in four (4) equal tranches over a period of twelve (12) months from his date of appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: May 8, 2015	By:	/s/ Daniel Khesin
	Name:	Daniel Khesin
	Title:	Chief Executive Officer